UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2011

GBS ENTERPRISES INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane
Woodstock, GA 30189
 (Address of Principal Executive Offices)
 (Zip Code)

(404) 474-7256
 (Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report)

Copies to:
 Philip Magri, Esq.
The Sourlis Law Firm
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (646) 373-7430
T: (732) 530-9007
 F: (732) 530-9008
philmagri@sourlislaw.com
 www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported by GBS Enterprises Incorporated, a Nevada corporation (the “Company”), on a Form 8-K (the “Previous Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2011, the Company was notified on August 8, 2011 by K.R. Margetson, Ltd., Chartered Accountant, the independent accountant of the Company (“KRM”) that KRM had been contacted by the Public Company Accounting Oversight Board (the “PCAOB”) on August 8, 2011 regarding the Company’s Consolidated Financial Statements for the fiscal years ended March 31, 2011 and 2010 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the Commission on July 14, 2011 and amended on July 15, 2011 (the “Form 10-K”).

As disclosed in the Previous 8-K,  in its Audit Report included in the Form 10-K, KRM stated that it had relied on another auditor’s, Dr. Winfried Heide, audit of the Company’s 50.1% subsidiary, GROUP Software AG, a German public company (“GROUP”), insofar as KRM’s opinion related to GROUP. Dr. Heide’s Audit Reports for GROUP’s fiscal years ended December 2010 and 2009 were also filed with the Form 10-K, and as stated by Dr. Heide’s in such reports, Dr. Heide conducted his audits of GROUP in accordance with German GAAP.  Notwithstanding, the PCAOB advised KRM that due to the fact that Dr. Heide was not registered with the PCAOB, KRM was not permitted to rely on Dr. Heide’s audits of GROUP under the PCAOB rules.

Due to the foregoing, the Company disclosed in the Previous Form 8-K that the Company’s Board of Directors deemed it prudent to advise investors and potential investors that they should not rely on the financial statements included the Form 10-K. KRM and Dr. Heide have been working with the PCAOB to promptly resolve this matter, and Dr. Heide is currently in the process of registering with the PCAOB.

Subsequent to the filing of the Previous Form 8-K, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 with the Commission on August 19, 2011 and Amendment No. 1 to the Form 10-Q on September 14, 2011 (the “Form 10-Q”).  Pursuant to the requirements of Form 10-Q promulgated by the Commission, an independent public accountant must review the interim financial statements included a company’s Form 10-Q. As indicated by paragraph 5 of PCAOB Standard AU 722 (SAS No. 100, 116 and 121), however, an independent public accountant can review a company’s interim financial statements only if that company’s latest annual financial statements have been audited in accordance with PCAOB standards. Due to the fact the Company’s 10-K financial statements were not audited in accordance with PCAOB standards as disclosed in the Previous Form 8-K due to the fact that Dr. Heide was not registered with the PCAOB and KRM relied upon Dr. Heide’s audit of GROUP insofar as KRM’s opinion related to GROUP,  the financial statements in the Form 10-Q were not technically reviewed in accordance with PCAOB Standard AU 722 and therefore, the requirements of Form 10-Q. As a result of the foregoing, on September 14, 2011, the Company’s Board of Directors deemed it prudent to advise investors and potential investors that they should not rely on the financial statements included in the Company’s Form 10-Q and Amendment No. 1 to the Form 10-Q for the fiscal quarter ended June 30, 2011.

The Company has discussed the foregoing with KRM and Dr. Heide and provided each of them with the disclosures made by the Company in this Form 8-K.  The Company also requested KRM and Dr. Heide to furnish to the Company as promptly as possible a letter addressed to the Commission stating whether each agree with the statements made by Company in response to this Item 4.02 and, if not, stating the respects in which they do not agree.  A copy of KRM’s and Dr. Heide’s letters are filed as Exhibits 16.1 and 16.2, respectively, to this Form 8-K.

The Company will file amendments to the Form 10-K and Form 10-Q once the foregoing matters have been resolved to the satisfaction of the PCAOB and Commission.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

16.1	Letter to the Commission from K.R. Margetson, Certified Accountant
16.2	Letter to the Commission from Dr. Winfried Heide

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Joerg Ott
Joerg Ott
Chief Executive Officer
(Principal Executive Officer)
Dated: September 14, 2011